SOUTHWEST BANCORP, INC.
DECLARES DIVIDEND ON COMMON STOCK

CONTACT: TELEPHONE: RELEASE DATE:	RICK J. GREEN, PRESIDENT & C.E.O. KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O. (405) 372-2230 (800) 727-2230 TUESDAY, NOVEMBER 24, 2009

STILLWATER, OK—Southwest Bancorp, Inc. (NASDAQ:OKSB), parent company of Stillwater National Bank and Trust Company and Bank of Kansas, announces that a $0.0238 per share cash dividend on its common stock was declared for the fourth quarter of 2009. This is the same amount per share as the dividend paid for the third quarter of 2009.

This dividend will be distributed to shareholders of record as of December 17, 2009, and is payable on January 4, 2010.

Southwest Bancorp, Inc. has paid a dividend every year since it was organized in 1981.

Southwest Bancorp is the $3 billion asset financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, SNB Capital Corporation, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®.

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